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EXHIBIT 21.1


                   SUBSIDIARIES OF E-NET FINANCIAL CORPORATION

                                    (4/30/99)

The following is a list of showing E-Net Financial Corporation and each of its subsidiaries, as of April 30, 1999, indicating each jurisdiction under the laws of which it was organized.

Name                                              Jurisdiction of Incorporation
----                                              -----------------------------
E-Net Mortgage Corporation                                    Nevada

City Pacific International,                                   Nevada
U.S.A.,  Inc.





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